UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         February 28, 2025

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

5420 S. Durango Dr.
Las Vegas,	Nevada	89113
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 1.02.	Termination of a Material Definitive Agreement.
As previously disclosed, on February 21, 2025, Marina Bay Sands Pte. Ltd. (“MBS” or the “Borrower”), a subsidiary of Las Vegas Sands Corp., entered into a Facility Agreement (the “2025 Singapore Credit Facility Agreement”) with the lenders party thereto and DBS Bank Ltd., as agent for the finance parties (“DBS”) and security trustee for the secured parties, and certain other parties thereto.
In connection with the consummation of the 2025 Singapore Credit Facility Agreement, on February 28, 2025, MBS (i) prepaid all outstanding Facility A Loans and Facility D Loans; (ii) repaid all Ancillary Outstandings; (iii) reduced the Available Facility for each Facility to zero; and (iv) cancelled the whole of the Ancillary Commitment of each Ancillary Lender under the facility agreement, originally dated June 25, 2012, between MBS, the lenders party thereto and DBS, as agent for the finance parties and security trustee for the secured parties (as amended, supplemented and restated from time to time, the “Existing Facility Agreement”). Capitalized terms used herein and not defined herein are defined in the Existing Facility Agreement. Accordingly, all outstanding amounts under the Finance Documents have been discharged in full, and no Commitment of any Lender under the Existing Facility Agreement is in force.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 3, 2025

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary